Calculation of Filing Fee Tables
N-2
BLACKROCK MUNIASSETS FUND, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Shares of Common Stock, $0.10 par value	457(a)	16,908,173	$ 10.89	$ 184,130,003.97	0.0001381	$ 25,428.35
Fees to be Paid	2	Other	Rights to Purchase Shares of Common Stock	Other				0.0001381	$ 0.00
Fees Previously Paid	3	Equity	Shares of Common Stock, $0.10 par value	457(a)	91,827	$ 10.89	$ 999,996.03		$ 138.10
Fees Previously Paid	4	Other	Rights to Purchase Shares of Common Stock	Other					$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 185,130,000.00		$ 25,566.45
			Total Fees Previously Paid:						$ 138.10
			Total Fee Offsets:						$ 1,234.47
			Net Fee Due:						$ 24,193.88
Offering Note
[1]	(1) The Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

[2]	(2) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

[3]	(3) This Maximum Aggregate Offering Price was originally registered under Rule 457(o) and is now converted to Rule 457(a). (4) The Registrant previously paid $138.10 in connection with the filing of the Registrant's Registration Statement on Form N-2 (File No. 333-296185) with the Securities and Exchange Commission on May 22, 2026. The fee was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. See note (3) above.

[4]	(2) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	BlackRock MuniAssets Fund, Inc.	N-2	333-258015	08/24/2021		$ 1,234.47	Equity	Shares of Common Stock, $0.10 par value	4,767,963	$ 76,764,204.00
Fee Offset Sources	2	BlackRock MuniAssets Fund, Inc.	N-2	333-258015		08/24/2021						$ 1,423.55
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	A registration fee amount of $1,234.47, which represents that portion of the registration fee attributable to the unsold securities under the Registration Statement on Form N-2 (File No. 333-258015) initially filed on July 19, 2021, and amended by Pre-Effective Amendment No. 1 on August 24, 2021, is being applied to offset the registration fee currently due pursuant to Rule 457(p) under the Securities Act of 1933, as amended. The offering of unsold shares of common stock under any prior registration statement will be terminated upon effectiveness.

Offset Note
[2]	A registration fee amount of $1,234.47, which represents that portion of the registration fee attributable to the unsold securities under the Registration Statement on Form N-2 (File No. 333-258015) initially filed on July 19, 2021, and amended by Pre-Effective Amendment No. 1 on August 24, 2021, is being applied to offset the registration fee currently due pursuant to Rule 457(p) under the Securities Act of 1933, as amended. The offering of unsold shares of common stock under any prior registration statement will be terminated upon effectiveness.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date